Exhibit 99.4

FOR IMMEDIATE RELEASE

CIT ANNOUNCES THAT DISCUSSIONS WITH GOVERNMENT AGENCIES HAVE CEASED

     NEW YORK – July 15, 2009 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced that it has been advised that there is no appreciable likelihood of additional government support being provided over the near term.

     The Company’s Board of Directors and management, in consultation with its advisors, are evaluating alternatives.

About CIT

CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the S&P 500 and Fortune 500. www.cit.com

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com